Exhibit 10.7
                              MANAGEMENT AGREEMENT


      THIS MANAGEMENT AGREEMENT ("Agreement"), dated as of February 24, 2006, (the "Effective Date") among TECHPRECISION, LLC, a Delaware limited liability company having an address at P.O. Box 4651, Greenville, DE 19807 (the "Manager"), and RANOR, INC., a Delaware corporation having an address at One Bella Drive, Westminster, Massachusetts 01473 (the "Company").

                              WITNESSETH:
                              -----------

      WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company to retain the services of Manager to provide general management, corporate planning, sales and financial consulting services to the Company, and Manager is willing to render such services upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, contemporaneously with the execution of this Agreement, (i) the stock of the Company is being acquired by Lounsberry Holdings II, Inc., a Delaware corporation ("Parent"), (ii) Barron Partner, LP is purchasing shares of preferred stock in the Parent, (iii) the Company is financing its equipment, and
(iv) the Company is selling its real estate to WM Realty Management, LLC, in a sale and leaseback transaction, the foregoing transactions being referred to collectively as the "Acquisition Transactions";

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below:

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person or any of its Affiliates.

      "Cause" means:

            (a) a breach of trust whereby Manager or any of its Affiliates, in violation of this Agreement, obtains material personal gain or benefit to the detriment of the Company;

            (b) any fraudulent or dishonest conduct by Manager or any other wrongful conduct by Manager which damages the Company or its property, business or reputation;

            (c) a conviction of, or guilty plea or plea of nolo contendere by, Manager of (i) any felony or (ii) any other crime involving fraud, theft, embezzlement or use or possession of illegal substances, or the admission by Manager of any matters set forth in this clause (c), or

            (d) a material violation of Sections 6, 7 or 8 of this Agreement.

      "Company" means Ranor, Inc., a Delaware corporation.

      "Confidential Information" means any and all information, however documented and regardless of the medium on which such information is provided and whether the information is provided in machine readable or human readable form, that is a trade secret within the meaning of applicable statutory or case law concerning the business and affairs of the Company, including, but not limited to: (a) computer software and programs; source and object codes; database technologies; concepts, ideas and methods; product specifications; data; know-how; formulas; compositions; processes; designs; sketches; photographs; graphs; drawings; samples; inventions and ideas; past, current and planned research and development; customer lists; current and anticipated customer requirements; relationships with vendors; price lists and costs; market studies and business plans; (b) preliminary financial statements, information and data derived from or based on such financial statements and information; financial projections and budgets; historical and projected sales; capital spending budgets and plans; the names and backgrounds of key personnel, personnel training, techniques and materials; (c) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for the Manager containing or based, in whole or in part, on any information including the foregoing; (d) any letters of intent, memoranda of understanding, term sheets, agreements and understandings, whether oral or in writing and whether formal or informal, to which the Company is a party, and the status of any negotiations relating to any of the foregoing and the identity of the other party to any such transaction. Notwithstanding the foregoing, if any confidential information is given other than in written or computer readable form, the Company shall advise Manager within five (5) business days of the delivery thereof as to the confidential nature of such material, and such material shall be treated as Confidential Information. Notwithstanding the foregoing, Confidential Information does not include any information which: (a) is now, or hereafter becomes, generally known or publicly available other than as a result of a breach by Manager of this Agreement; (b) is already known by Manager at the time it receives such information, or (c) after the term, is furnished to Manager by a third party unless the Manager knows or has reason to know that the third party is subject to a confidentiality restriction, or (d) is otherwise approved for disclosure by the Company.

      "Consulting Period" has the meaning set forth in Section 2.1 of this Agreement.

      "EBITDA" shall mean income before interest, taxes, depreciation and amortization, determined in accordance generally accepted accounting principles as reflected in the Form 10-KSB or Form 10-K filed by the Company's parent corporation, Lounsberry Holdings II, Inc. after giving effect to any payment to Manager based on EBITDA.

      "Intellectual Property" has the meaning set forth in Section 7 of this Agreement.

      "Management Fee" has the meaning set forth in Section 4 of this Agreement.

      "Non-competition Period" has the meaning set forth in Section 9.1 hereof.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Reimbursable Expenses" has the meaning set forth in Section 5.1 of this Agreement.

      "Subsidiary" means, with respect to any Person, any other Person in which such Person either (a) owns a majority of the equity or voting rights or (b) has the power to control the management regardless of the percentage of equity or voting rights held by such Person.

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      SECTION 2. CONSULTING PERIOD.

            2.1. The Company hereby engages Manager, and Manager hereby accepts its engagement with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date of this Agreement and ending March 31, 2009 (the "Consulting Period").

            2.2. In the event of a termination for Cause, this Agreement and Manager's obligations shall terminate; provided, however, that Manager shall be entitled to accrued compensation to the date of termination. If, at the date of termination, the amount of Manager's accrued compensation cannot be determined because the adjustment required by Section 4.1 of this Agreement has not been determined, then at such time as the Management Fee, as adjusted pursuant to
Section 4 is determined, any outstanding balance then due to Manager shall be paid.

      SECTION 3. DUTIES.

            3.1. Duties. During the Consulting Period, Manager shall serve as a consultant to the Company and each of its existing and future Subsidiaries with primary responsibility, subject at all times to the direction of the Board of Directors of the Company, to consult in respect of: (a) the general policies and direction of the Company and its Subsidiaries, (b) assistance in connection with various forms of financings for the Company and its Subsidiaries, (c) interfacing with operating management of the Company in all aspects of manufacturing, sales, distribution and customer relations, (d) in establishment of budgets and performance goals of the Company and its Subsidiaries, and (e) supervising the internal accounting of the Company. Manager shall, consistent with the foregoing, perform such duties as may, from time to time, be determined and assigned to it by the Board of Directors of the Company.

            3.2. Personnel. It is contemplated that Manager will, with their consent, assign (i) James G. Reindl for strategic planning, management oversight, marketing support and assistance with day to day operation of Ranor, Inc. (ii) Andrew A. Levy for marketing support and analysis of long-term contracts and (iii) Martin M. Daube for marketing support. Manager may replace any of these individuals with similarly qualified persons in its discretion. The Company recognizes that additional personnel may be required for the activities described in this Section 3.2, and such persons shall be engaged by the Company.

            3.3. Performance of Duties; Other Activities. Manager shall devote its reasonable efforts, attention and skills toward performing the consulting duties on behalf of the Company and its Subsidiaries. Notwithstanding the foregoing, it is recognized that Manager and its Affiliates and employees will be engaged in other business activities and/or and consulting duties.

            3.4. Chairman. Manager will, with the consent of James G. Reindl, provide the services of Mr. Reindl to serve as Chairman of the Company during all or part of the Consulting Period if requested by the Company's Board of Directors.

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

      SECTION 4. COMPENSATION.

            4.1. During the Consulting Period, Manager's consulting fee will be initially set at $200,000 per annum (the "Management Fee"), which Management Fee will be payable monthly, in advance, at the rate of $16,666.67 per month, or pro rata for part thereof, payable semi-monthly on the 1st and 15th day of each month, commencing March 1, 2006. The payment due on March 1, 2006, shall also include the proportionate payment for the period from the date of this Agreement to February 28, 2006.

            4.2. In addition to the Management Fee, the Manager shall be entitled to a performance bonus determined as follows. The compensation committee of the board of directors shall, as early as practical, but not later than June 30, in each fiscal year shall set performance objectives for the Company for the fiscal year. If the performance objectives are attained or exceeded, the Company shall pay Manager a performance bonus equal to two and one-half percent (2 1/2%) of the Company's cash flow from operations for such fiscal year. The bonus shall be paid within ten (10) business days after the Company files its Form 10-K or Form 10-KSB for the fiscal year. In the event that the Company makes an acquisition or disposes of a business segment during a fiscal year, the performance objectives may be revised by the compensation committee to reflect such transaction.

SECTION 5. EXPENSES. The Company will reimburse Manager for all reasonable expenses incurred by it in the course of performing its duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses ("Reimbursable Expenses"), subject to the Company's requirements with respect to reporting and documentation of expenses.

      SECTION 6. TRADE SECRETS AND PROPRIETARY INFORMATION.

            6.1. Manager recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered "confidential information" of the Company for the purposes of this Agreement. In consideration of his engagement, Manager agrees that neither Manager nor any of its members will, during or after the Term, without the consent of the Company's board of directors, make any disclosure of confidential information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the term here of, except that nothing in this Agreement shall be construed to prohibit Manager or its members from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company's business in accordance with Company policies or instructions or authorization from chief Manager or financial officer or an officer designated by the chief Manager or financial officer, or (b) such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, or (c) subsequent to the Term, if such information shall have either (i) been developed by Manager or its members independent of any of the Company's confidential or proprietary information or (ii) been disclosed to Manager or its members by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Sections 6, 7 and 8 of this Agreement, the term "Company" shall include the Company, its parent, its subsidiaries and affiliates, other than affiliates whose relationship as an affiliate is derived solely from Manager's interest in or position at the other party.

            6.2. As requested by the Company from time to time and upon the termination of Manager's services to the Company for any reason, Manager will promptly deliver to the Company or destroy all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the possession of Manager or within its control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company or destroyed. To the extent that any Confidential Information or Intellectual Property is on Manager's computer system, Manager shall, in lieu of returning or destroying such material, Manager shall continue to treat the material as confidential.

            6.3. In the event that any trade secrets or other confidential information covered by Section 6.1 of this Agreement is required to be produced by Manager pursuant to legal process, Manager shall give the Company notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless Manager has received less notice, in which event Manager shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company's cost and expense) in a timely manner so that Manager is not subject to penalties for failure to make such disclosure, Manager shall not make any disclosure until there has been a court determination on the Company's objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Manager shall make disclosure only to the extent that disclosure is unequivocally required by the court order, and Manager will exercise reasonable efforts at the Company's expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

      SECTION 7. COVENANT NOT TO SOLICIT OR COMPETE.


            7.1. During the period from the date of this Agreement until one (1) year following the expiration or termination of this Agreement, neither Manager nor its members will, directly or indirectly:

               (i) Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms "customer" and "client" as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Manager's engagement hereunder or during the twelve (12) months preceding the termination of this Agreement or Manager's engagement hereunder;

               (ii) solicit for himself or itself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within one
(1) year prior to the termination of this Agreement or his engagement hereunder; provided, that this clause (ii) shall not apply to business which does not directly or indirectly compete with the Company;

               (iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the termination of this Agreement, to leave the Company's employ, or to become employed by any person or entity other than the Company; or

               (iv) engage in any business in the United States whether as an officer, director, Manager, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that Manager is bound by the provisions of this Section 7, the Company ceases to be engaged in such activity, provided, however, that nothing in this Section 7 shall be construed to prohibit Manager from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

            7.2. Manager acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in Sections 6 and 7 of this Agreement are a condition of his engagement are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

      SECTION 8. INVENTIONS AND DISCOVERIES. Manager agrees promptly to disclose in writing to the Company any invention or discovery made by him during the Term, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company's sole property. Upon the Company's request, Manager shall, and shall cause its members to, execute and assign to the Company all applications for copyrights and letters patent of the United States and such foreign countries as the Company may designate, and Manager shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Manager at the Company's request after the termination of his engagement hereunder, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

      SECTION 9. INJUNCTIVE RELIEF. Manager agrees that the violation or threatened violation of any of the provisions of Sections 6, 7 or 8 of this Agreement by Manager or its members shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Manager and its members consent to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Manager from any violation or threatened violation of such provisions and compelling Manager to comply with such provisions. This Section 9 shall not affect or limit, and the injunctive relief provided in this Section 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Manager. The provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Manager's engagement pursuant to this Agreement.

      SECTION 10. MISCELLANEOUS.

            10.1. Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 10.1, to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the numbers set forth on the signature page of this Agreement, with notice to the Company being sent to the attention of the individual who executed this Agreement on its behalf. Any party may, by like notice, change the Person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Manager, notice to him shall not be sent by telecopier.

            10.2. This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws. Each party hereby (i) consents to the exclusive jurisdiction of the federal courts in the County Worcester, Commonwealth of Massachusetts, (ii) agrees that any process in any action commenced in such court under this Agreement may be served upon it personally, either (x) by certified or registered mail, return receipt requested, or by courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon such party in such county, or (y) by any other method of service permitted by law, and (iii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

            10.3. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in
Section 7 of this Agreement, so that it complies with applicable law.

            10.4. This Agreement constitute the entire agreement of the Company and Manager as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement; provided, however, that nothing in this Agreement shall be deemed to modify any obligations which Manager may have as a stockholder of the Company pursuant to the Merger Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            10.5. No party shall have the right to assign or transfer any of its or his rights hereunder except that the Company's rights and obligations may be assigned in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

            10.6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

            10.7. The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

            10.8. This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original document, but both of which counterparts will together constitute one and the same instrument.

            10.9. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            10.10. This Agreement will not confer any rights or remedies upon any person other than the Company, Manager and their respective heirs, executors, successors and assigns.

            10.11. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                              TECHPRECISION LLC

                                              By /s/ Andrew A. Levy
                                                 ---------------------------

                                              Its Chairman
                                                 ---------------------------

                                              RANOR, INC.

                                              By /s/ James G. Reindl
                                                 ---------------------------

                                              Its Chairman
                                                 ---------------------------

      The undersigned members of Techprecision LLC do hereby agree to be bound by the provisions of Section 6, 7, 8, 9 and 10 of the foregoing Management Agreement.



                                              ----------------------------------
                                              Andrew A. Levy


                                              ----------------------------------
                                              James G. Reindl


                                              ----------------------------------
                                              Martin M. Daube








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